EXHIBIT 99.1

INTERSTATE POWER AND LIGHT COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 and the unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2007 and the year ended December 31, 2006 give effect to the sale (the Divestiture) by Interstate Power and Light Company (IPL) of its electric transmission assets to ITC Midwest LLC (ITC) pursuant to the terms of an Asset Sale Agreement, dated as of January 18, 2007, by and between IPL and ITC (the Sale Agreement). The pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and related notes thereto of IPL contained in its combined Annual Report on Form 10-K for the year ended December 31, 2006 and its combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

The pro forma condensed consolidated financial information is presented for information purposes only, is based on the assumptions set forth below, includes various estimates and is not necessarily indicative of IPL’s financial results had the Divestiture actually occurred on the dates assumed nor is it necessarily indicative of IPL’s future results of operations.

INTERSTATE POWER AND LIGHT COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS	September 30, 2007
Property, plant and equipment, net	$3,045.6	$(500.3	)(b)	$2,545.3
Cash and cash equivalents	0.7	179.1	(a)	179.8
Other current assets	299.9	50.0	(a)	346.6
		(3.3	)(b)
Investments	17.3	--		17.3
Other assets	400.9	(1.0	)(b)	399.9

Total assets	$3,764.4	$(275.5)		$3,488.9

CAPITALIZATION AND LIABILITIES
Common equity	$1,300.6	$(400.0	)(a)	$1,028.8
		128.2	(c)
Cumulative preferred stock	183.8	--		183.8
Long-term debt, net (excluding current portion)	813.7	--		813.7

Total capitalization	2,298.1	(271.8)		2,026.3

Current liabilities	440.8	(133.4	)(a)	334.5
		(4.7	)(b)
		31.8	(c)
Deferred income taxes	368.4	58.7	(c)	427.1
Long-term regulatory liabilities	440.0	(44.1	)(b)	484.6
		88.7	(d)
Other long-term liabilities and deferred credits	217.1	(0.7	)(b)	216.4

Total liabilities	1,466.3	(3.7)		1,462.6

Total capitalization and liabilities	$3,764.4	$(275.5)		$3,488.9

Refer to accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

INTERSTATE POWER AND LIGHT COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions)

	Historical	Pro Forma Adjustments		Pro Forma
	Nine Months Ended September 30, 2007
Operating revenues	$1,272.2	$(9.3	)(e)	$1,262.9
Operating expenses:
Electric production fuel and purchased power	403.9	--		403.9
Cost of gas sold	182.2	--		182.2
Other operation and maintenance	280.3	(12.5	)(f)	320.9
		58.1	(h)
		(5.0	)(i)
Depreciation and amortization	107.5	(11.5	)(f)	96.0
Taxes other than income taxes	46.3	(5.1	)(f)	41.2

Total operating expenses	1,020.2	24.0		1,044.2

Operating income	252.0	(33.3)		218.7
Interest expense	48.5	(3.0	)(i)	48.1
		2.6	(j)
Other income, net	(5.0)	0.9	(g)	(4.1)

Income before income taxes	208.5	(33.8)		174.7
Income taxes	74.9	(14.0	)(k)	60.9

Net income	133.6	(19.8)		113.8
Preferred dividend requirements	11.5	--		11.5

Earnings available for common stock	$122.1	$(19.8)		$102.3

	Year Ended December 31, 2006
Operating revenues	$1,754.8	$(12.4	)(e)	$1,742.4
Operating expenses:
Electric production fuel and purchased power	607.9	--		607.9
Cost of gas sold	256.9	--		256.9
Other operation and maintenance	377.1	(11.1	)(f)	439.2
		77.4	(h)
		(4.2	)(i)
Depreciation and amortization	145.3	(14.6	)(f)	130.7
Taxes other than income taxes	62.7	(6.5	)(f)	56.2

Total operating expenses	1,449.9	41.0		1,490.9

Operating income	304.9	(53.4)		251.5
Interest expense	71.8	(1.8	)(i)	73.5
		3.5	(j)
Other income, net	(8.7)	1.4	(g)	(7.3)

Income before income taxes	241.8	(56.5)		185.3
Income taxes	69.4	(23.4	)(k)	46.0

Net income	172.4	(33.1)		139.3
Preferred dividend requirements	15.4	--		15.4

Earnings available for common stock	$157.0	$(33.1)		$123.9

Refer to accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

INTERSTATE POWER AND LIGHT COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet assumes that the Divestiture occurred as of the balance sheet date (September 30, 2007) and reflects the following adjustments (in millions):

(a)	Proceeds — Adjustment to record the net cash proceeds that IPL would have received based on an assumed closing date of September 30, 2007. The gross sales price of $754 million reflected in the Sale Agreement was subject to adjustments at closing based on the value of the net assets transferred as of the closing date. The net cash proceeds were also adjusted by the transaction costs directly related to the Divestiture. The pro forma financial statements assume IPL used a portion of the net cash proceeds to retire its commercial paper borrowings and financings from the sale of utility accounts receivable as of the closing date. In addition, the pro forma financial statements assume IPL used a portion of the net cash proceeds to pay a dividend of $400 million to its parent company, Alliant Energy Corporation.
Net cash proceeds:
Gross sales price per Sale Agreement	$754.0
Purchase price adjustments as of September 30, 2007	21.2

Assumed gross cash proceeds as of September 30, 2007	775.2 *
Less: Transaction costs as of September 30, 2007	12.7

Assumed net cash proceeds as of September 30, 2007	762.5
Use of proceeds:
Retire IPL’s commercial paper borrowings as of September 30, 2007	(133.4)
Eliminate IPL’s financings from the sale of utility accounts receivable as of
September 30, 2007	(50.0)
Dividend paid to Alliant Energy Corporation	(400.0)

Remaining amount held in cash and cash equivalents	$179.1

* Gross cash proceeds as of the closing date (December 20, 2007) were $783.1 million which is $8 million greater than the assumed gross cash proceeds identified above primarily due to estimated increases in the carrying value of net assets sold during the fourth quarter of 2007 prior to the sale.

(b)	Assets and Liabilities Removed with Divestiture — Adjustments to remove the carrying value of the following assets and liabilities as of September 30, 2007 that have been transferred to ITC in connection with the Divestiture:
Property, plant and equipment, net (electric transmission assets sold)	$500.3
Current assets (primarily materials and supplies sold)	3.3
Other assets	1.0
Current liabilities (primarily accrued capital expenditures assumed by ITC)	(4.7)
Long-term regulatory liabilities (cost of removal obligations assumed by ITC)	(44.1)
Other long-term liabilities	(0.7)

Net carrying value of assets sold to and liabilities assumed by ITC	$455.1

(c)	Pro Forma Gain from Divestiture — Adjustments to record the pro forma gain and related income tax obligation from the Divestiture based on an assumed closing date of September 30, 2007. IPL expects to qualify to pay taxes related to the pro forma gain from the Divestiture over an eight-year period resulting in only a portion of the income tax obligation being current. The pro forma gain from Divestiture has been calculated as follows:
Net cash proceeds (note (a) above)	$762.5
Less: Carrying value of assets and liabilities removed with the Divestiture (note (b) above)	455.1
Less: Long-term regulatory liability established with the Divestiture (note (d) below)	88.7

Pre-tax pro forma gain	218.7
Estimated income tax obligation of the pre-tax pro forma gain based on the estimated weighted
average statutory rates for all jurisdictions of 41.4% (current liability portion - $31.8 million)	90.5

Pro forma gain from Divestiture, net of tax	$128.2

(d)	Regulatory Treatment of Pro Forma Gain — Adjustment to record the present value of the estimated amounts to be refunded to IPL’s customers in accordance with regulatory approvals from various state commissions. IPL expects to refund to its customers aggregate payments of $13 million per year for eight years beginning in the year IPL’s customers first experience an increase in rates related to transmission charges assessed by buyer. Refer to note (c) above for additional discussion of the pro forma gain realized with respect to the Divestiture.

The unaudited pro forma condensed consolidated statements of income assume the Divestiture occurred as of the beginning of the earliest period presented (January 1, 2006) and reflect the following adjustments:

(e)	Historical Operating Revenues — Adjustment to remove historical wheeling revenues directly related to the net assets eliminated with the Divestiture.

(f)	Historical Operating Expenses — Adjustments to remove historical expenses directly related to the operation, maintenance, depreciation and property taxes of the net assets eliminated with the Divestiture.

(g)	Historical Allowance for Funds Used During Construction (AFUDC) — Adjustment to remove historical AFUDC related to the assets eliminated with the Divestiture.

(h)	Estimated Transmission Charges from Buyer — Adjustment to add estimated transmission charges from buyer for transmission services required to serve IPL’s customers.

(i)	Historical Costs for Commercial Paper and Sale of Utility Accounts Receivable — Adjustments to remove historical interest expense from IPL’s commercial paper borrowings and historical costs from IPL’s utility accounts receivable sale program. The pro forma financial statements assume IPL used a portion of the proceeds from the Divestiture to retire outstanding commercial paper borrowings and eliminate financings from the sale of utility accounts receivable as of the closing date.

(j)	Estimated Interest Expense on Long-term Regulatory Liability — Adjustment to add the estimated interest expense related to the long-term regulatory liability established with the Divestiture. Refer to note (d) above for additional details.

(k)	Income Tax Expense Impacts — Adjustment to estimate the income tax expense impacts of the pre-tax pro forma adjustments based on the estimated weighted average statutory rates for all jurisdictions of 41.4%.